CONSENT OF LAW FIRM

Securities and Exchange Commission

Washington, DC

We consent to the use in this Registration Statement on Form S-1 of Octagon 88 Resources, Inc. of our letter dated September 16, 2008, relating to our legal opinion, appearing in the Prospectus which is part of this Registration Statement.

/s/ King and Company

Denver, Colorado

September 16, 2008